Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chelsea Property Group, Inc. 2000 Stock Option Plan of our report dated February 27, 2001, with respect to the consolidated financial statements and schedule of Chelsea Property Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Ernst & Young LLP

New York, New York
June 14, 2001